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                                                                 EXHIBIT 24.4


             [SOLOMON BROADCASTING INTERNATIONAL, INC. LETTERHEAD]



                                                                June 19, 1998


Mr. Drew S. Levin
CEO/President
Team Communications Group, Inc.
12300 Wilshire Blvd.
Suite 400
Los Angeles, Ca. 90025


Dear Drew:


     RE: REGISTRATION STATEMENT


This is to confirm that I hereby consent to have my name included in the Registration Statement of the Initial Public Offering of Team Communications Group, Inc. as Nominated Director.

Thank you.


                                           Sincerely,


                                           /s/ MICHAEL JAY SOLOMON

                                           Michael Jay Solomon


MJS:skw